UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 21, 2010
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Effective October 21, 2010, HomeAmerican Mortgage Corporation (“HomeAmerican”), a wholly-owned subsidiary of M.D.C. Holdings, Inc., entered into a Second Amendment (the “Second Amendment”) to HomeAmerican’s Master Repurchase Agreement dated as of November 12, 2008 and amended October 29, 2009 (the “Repurchase Agreement”) with U.S. Bank National Association.
Among other things, the Second Amendment: (i) extends the termination date of the Repurchase Agreement to September 16, 2011; (ii) adds a HUD Compare Ratio covenant, as discussed below, and (iii) reduces both the Balance Funded Rate and the minimum Pricing Rate applied to advances under the Repurchase Facility to 3.75%. The HUD Compare Ratio is the ratio of (a) the percentage of HomeAmerican’s Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination to (b) the percentage of all such Mortgage Loan originations under the program. HomeAmerican’s HUD Compare Ratio as of the end of each month can be no more than 1.50 to 1.00. The foregoing terms are defined in the Repurchase Agreement and the Second Amendment.
The Second Amendment is filed herewith and is incorporated by reference.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure contained in Item 1.01 is incorporated by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Second Amendment to Master Repurchase Agreement between HomeAmerican Mortgage Corporation, as Seller, and U.S. Bank National Association, as Agent and Buyer, dated as of October 21, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: October 25, 2010	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Second Amendment to Master Repurchase Agreement between HomeAmerican Mortgage Corporation, as Seller, and U.S. Bank National Association, as Agent and Buyer, dated as of October 21, 2010.

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